UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 21, 2009, Ecosphere Technologies, Inc. (the “Company”) finalized a series of agreements with Clean Water Partners, LLC (“CWP”), an affiliate of Bledsoe Capital Group, LLC ("Bledsoe”). Under the agreements CWP became a 33% owner of Ecosphere Energy Services, LLC (“EES”) in exchange for $10 million as described below. As the owner of the remaining 67% of EES, the Company will control a majority of the Board of Directors of EES and controls and manages its daily operations. A supermajority vote is required for major matters including the sale of EES, and the issuance of interests in EES profits for certain related parties with limited exceptions.

The Company contributed to EES an exclusive license for the energy business for all of its Ozonix technology relating to the recycling of water in the field of use which is Energy. This includes its core water recycling Ozonix processes and technology, its Ecos Frac technology and its associated Ecos Brine fluid.

At the closing, the Company received a $2.5 million licensing fee and CWP contributed an additional $1 million in working capital to EES. The $2.5 million was the initial installment of a $5 million licensing fee with the balance due as a priority distribution from the profits and resultant cash flow of EES. The remaining $4 million will be paid to the Company upon achievement of a significant event relating to EES.

In addition to owning the right to 67% of the profits and other distribution of EES, the Company will receive a priority return of $2,500,000 as described above. This priority return and an additional sum of approximately $5,075,000 will be paid by EES to the Company prior to CWP receiving any distributions.

Of the $2.5 million licensing fee payment received from CWP, the Company repaid $1 million owed to Bledsoe which it had borrowed under a $1.5 million note entered into in April 2009 and the note was cancelled. In addition, the Company had previously guaranteed $3 million lent by Bledsoe to Ecosphere Energy Services, Inc. (the predecessor to EES). The Company was released from these guarantees as part of the closing. The $1 million principal of one note from a loan originally made in April 2008 and approximately $111,000 of accrued interest was assumed by EES and the due date extended to December 31, 2009. A $2 million note representing loans made in November and December 2008 was assumed by EES and is due in December 2011. Finally, the amended option agreements entered into on April 14, 2009 and all previous option agreements between EES and Bledsoe through which Bledsoe had the right to acquire 50% interest in the Ozonix technology for the energy business have been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire President and Chief Technology Officer

Date: July 21, 2009